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NEWS RELEASE
FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACT:                             COMPANY CONTACT:
Hayden Communications                                   Anthony J. Simonetta
Brett Maas  (brett@haydenir.com)                        Chief Financial Officer
Matt Hayden (matt@haydenir.com)                         (302) 456-6789
(843) 272-4653                                          www.sdix.com


      STRATEGIC DIAGNOSTICS REPORTS INCREASE IN FOOD SAFETY PRODUCT ORDERS

 FOOD PATHOGEN TEST SALES TO NEW CUSTOMERS BOTH DOMESTICALLY AND INTERNATIONALLY
                             CONTRIBUTE TO INCREASE

NEWARK, DEL., JUNE 20, 2005 - STRATEGIC DIAGNOSTICS INC. (NASDAQ: SDIX), a leading provider of biotechnology-based detection solutions for a broad range of food, water, agricultural, industrial and environmental applications, today announced that new customers for the Company's food pathogen test products have continued to drive demand while the number of product evaluations, a leading indicator of method adoption, continue to grow. In addition, the Company's new international distributor for food pathogen testing has begun to place orders for new customers and those orders have been shipped. In aggregate, domestic and international revenue related to recent orders from new customers is estimated to be in excess of $500,000 annually.

"These results reflect growing customer acceptance of our products and sales strategy related to the Company's food safety product line," commented Matthew Knight, President and CEO of SDI. "We are pleased with our continuing progress and our ability to further accelerate the growth of our food pathogen product line."

Incremental revenue growth is provided in part by a top-40 U.S. producer of finished consumer meat products. Upon completion of a comprehensive evaluation of the Company's Listeria test, this customer has adopted it as their standard method and initiated routine orders with SDI.

SDI customers and prospects have now run thousands of validation tests on hundreds of different foods and environmental samples. These studies continue to demonstrate the combined efficacy of the Company's proprietary enrichment media and unique lateral flow test devices in producing required sensitivity and specificity to the target. These same evaluations also continue to demonstrate how SDI methods can dramatically improve customer testing efficiency and lower cost. The Company continues to work closely with customers to tailor application of the technology to their matrix requirements. Worldwide demand for rapid food pathogen diagnostics and the associated enrichment media is estimated to be $250 million annually.

About Strategic Diagnostics Inc.
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SDI develops and markets biotechnology based detection solutions for a broad range of agricultural, industrial, environmental and water management applications. By leveraging its expertise in immunology, proteomics, bio-luminescence, and other bio-reactive technologies with innovative application and production capabilities, the Company is able to provide sophisticated diagnostic testing and immunoreagent systems to a diverse customer base serving multiple vertical markets. Through its Strategic BioSolutions(TM) brand, SDI serves the research, human diagnostic and pharmaceutical sectors with a wide range of services including complete outsourcing for the production of monoclonal and polyclonal antibodies used in commercialized products offered by leading diagnostic and pharmaceutical companies. FeedChek(TM), Trait Chek(TM), GMO QuickChek(TM), and GMO Chek(TM) are pending trademarks for SDI.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "could", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, inability to obtain or delays in obtaining fourth party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.